CONSENT OF ALSTON & BIRD, LLP, COUNSEL FOR THE REGISTRANT

We hereby consent to the use of our name and the references to our firm under the caption “Legal Counsel” included in or made a part of Post-Effective Amendment No. 4 to the Registration Statement of Wildermuth Endowment Strategy Fund on Form N-2 under the Securities Act of 1933, as amended.

Alston & Bird LLP

By: /s/ David J. Baum

A Partner

Washington, DC

March 15, 2016